UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2005

BROADWAY FINANCIAL CORPORATION

(Exact name of small business issuer as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Wilshire Boulevard, Los Angeles, California

(Address of Principal Executive Offices)

90010

(Zip Code)

(323) 634-1700

(Issuer’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Other Events and Regulation FD Disclosure

On June 30, 2005, Broadway Financial Corporation (“BFC”) and Cathay General Bancorp (“Cathay”) executed a Second Amendment to the Stock Purchase Agreement, dated March 18, 2004 (“the Agreement”), previously entered into by the two companies. The Second Amendment amends the purchase price payable by Cathay for BFC common stock to the lower of (i) $13.50 per share, or (ii) the average closing price per BFC share for the sixty calendar days immediately prior to the closing of Cathay’s acquisition of the remaining 145,000 shares covered by the Agreement plus $0.75 per share. In addition, the date after which the Stock Purchase Agreement may be terminated by Cathay has been extended to December 31, 2005. All other terms and conditions of the Agreement remain in full force and effect.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION
(Registrant)

Date: July 7, 2005	By:	/s/ Alvin D. Kang
(Signature)
	Name:	Alvin D. Kang
Chief Financial Officer

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